OUTSOURCING SOLUTIONS INC.

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                   -------------------------------------------


     THIS AGREEMENT is made as of April 16, 2001, among Outsourcing Solutions Inc., a Delaware corporation (the "Company"), Madison Dearborn Capital Partners III, L.P. (the "Principal Investor"), Madison Dearborn Special Equity III, L.P. ("MDSE"), Special Advisers Fund I, LLC ("SA"), Ares Leveraged Investment Fund, L.P. ("Ares I"), Ares Leveraged Investment Fund II, L.P., ("Ares II"), DB Capital Investors, L.P. ("DB"), First Union Merchant Banking 1999, L.L.C. ("FU99"), First Union Capital Partners 2001, L.L.C. ("FUO1"), Abbott Capital 1330 Investors II, L.P. ("Abbott"), Abbott Capital Private Equity Fund III, L.P. ("Abbott III"), BNY Partners Fund, L.L.C. ("BNY"), Heller Financial, Inc. ("Heller"), Magnetite Asset Investors L.L.C. ("Magnetite"), FBR Financial Fund II, L.P. ("FBR"), Harvest Opportunity Partners, L.P. ("Harvest"), Gryphon Partners II, L.P. ("GPII"), and Gryphon Partners II-A, L.P. ("GPII-A," and, together with the Principal Investor, MDSE, SA, Ares I, Ares II, DB, FU99, FU01, Abbott, Abbott III, BNY, Heller, Magnetite, FBR, Harvest, GPII and any other Person that executes a counterpart to this Agreement from time-to-time in such capacity, the "Investors"), each of the stockholders listed on Exhibit A attached hereto (including stockholders who acquire capital stock of the Company after the date hereof and execute a counterpart to this Agreement or otherwise agree to be bound by this Agreement, the "Stockholders"), each of the optionholders listed on Exhibit B attached hereto (including optionholders who acquire options to purchase capital stock of the Company after the date hereof and execute a counterpart to this Agreement or otherwise agree to be bound by this Agreement, the "Optionholders") and each of the warrantholders listed on Exhibit C attached hereto (including warrantholders who acquire warrants of the Company after the date hereof and execute a counterpart to this Agreement or otherwise agree to be bound by this Agreement, the "Warrantholders"). The
Investors, the Stockholders, the Optionholders and the Warrantholders are collectively referred to as the "OSI Stockholders" and individually as an "OSI Stockholder." Capitalized terms used herein are defined in paragraph 12 hereof.

     The Company, certain of the OSI Stockholders, and others are parties to a Stock Subscription and Redemption Agreement dated as of October 8, 1999, as amended on December 10, 1999 (the "Recapitalization Agreement").

     The Company and Ares I, Ares II, DB, FU99 (as assignee of First Union Investors, Inc.), Abbott, Abbott III, BNY, Heller and Magnetite (collectively the "Unit Purchasers") are parties to a Purchase Agreement, dated as of December 10, 1999 (the "Purchase Agreement"), wherein, inter alia, the Unit Purchasers acquired certain shares of Common Stock (the "Unit Common Shares").

     The Company, the Principal Investor, and DB, FU99 (as assignee), Abbott, Abbott III, BNY, FBR and Harvest (collectively the "Co-Invest Purchasers") are parties to an Assignment and Stock Purchase Agreement, dated as of December 10, 1999 (the "Assignment Agreement") wherein, inter alia, the Co-Invest Purchasers acquired certain shares of Common Stock (the "Co-Invest Common Shares").

     The Company, GPII and GPII-A (GPII and GPII-A shall sometimes be collectively referred to herein as "Gryphon") and certain other Investors are parties to a Stock Subscription Agreement, dated as of April 3, 2001 (the "Subscription Agreement"), wherein, inter alia, GPII, GPII-A and certain other Investors are each acquiring certain, and GPII and GPII-A may acquire additional, shares of the Company's Senior Common Stock, par value $0.01 per share (the "Senior Common Stock").

     The Company and the OSI Stockholders (other than Gryphon) previously entered into a Stockholders Agreement dated December 10, 1999 (the "Original Agreement").

     A condition to GPII's and GPII-A's obligations under the Subscription Agreement is that the Company and the OSI Stockholders, including GPII and GPII-A, enter into this Agreement for the purposes, among others, of (i) amending and restating the Original Agreement, (ii) inducing the Company, GPII and GPII-A to execute and deliver the Subscription Agreement, (iii) establishing the composition of the Company's Board of Directors (the "Board"), (iv) assuring continuity in the management and ownership of the Company, (v) limiting the manner and terms by which the OSI Stockholders' Common Stock may be transferred, and (vi) granting certain registration rights to the OSI Stockholders.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Board of Directors.

     (a) From and after the Closing and until the provisions of this paragraph 1 cease to be effective pursuant to 1(d) below, each OSI Stockholder, other than the Rollover Stockholders, shall vote all of his, her or its OSI Stockholder Shares which are voting shares and any other voting securities of the Company over which such OSI Stockholder has voting control (other than Senior Preferred Stock) and shall take all other necessary or desirable actions within his control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

          (i) the authorized number of directors on the Board to be elected by the holders of OSI Stockholder Shares shall be established at such number as shall be determined from time to time in the sole discretion of the Principal Investor (it being understood that upon the occurrence of a Voting Rights Triggering Event (as defined in the Certificate of Designation) the holders of Senior Preferred Stock may elect an additional two or more directors in accordance with the terms thereof);

          (ii) the following individuals shall be elected to the Board by holders of the OSI Stockholder Shares:

               (A) one individual designated by the Principal Investor who is a member of the Company's management (the "Management Director"), provided that until the first annual meeting of the Company's stockholders, Timothy Beffa shall serve as the Management Director;

               (B) all other individuals designated by the Principal Investor (the "Principal Investor Directors"), who shall initially be Paul Wood and Timothy Hurd; provided that the Principal Investor may authorize in writing one or more other Persons (each an "Authorized Person") to designate one or more additional individuals to be elected to the Board on such terms and conditions as the Principal Investor shall determine in its sole discretion (provided, that any such Authorized Person shall consent in writing to such designation and related obligations pursuant to Section 3(c));

          (iii)the removal from the Board (with or without cause) of any individual designated hereunder by the Principal Investor shall be at the Principal Investor's written request (or the written request of an Authorized Person in the case of an individual designated by such Authorized Person), but only upon such written request and under no other circumstances, provided that if any director elected pursuant to subparagraph (ii)(A) above ceases to be an employee of the Company and its Subsidiaries, he or she shall be removed as a director promptly after his or her employment ceases; and

          (iv) in the event that any individual designated hereunder by the Principal Investor ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by an individual designated by the Principal Investor (or by an individual designated by an Authorized Person in the case where the representative ceasing to serve as a member of the Board was designated by such Authorized Person), provided that in the event the Management Director ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a member of the Company's management designated by the Principal Investor.

     (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director (including any director elected by holders of the Senior Preferred Stock in accordance with the Certificate of Designation) in connection with attending the meetings of the Board and any committee thereof.

     (c) If the Principal Investor (or an Authorized Person) fails to designate an individual to fill a directorship pursuant to the terms of this paragraph 1, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the election of an individual to such directorship shall be accomplished in accordance with the Company's Bylaws and applicable law; provided that the OSI Stockholders shall vote to remove any such individual the Principal Investor (or the Authorized Person, if applicable) so directs in accordance with paragraph 1(a)(iii).

     (d) The provisions set forth in this paragraph 1 shall remain in effect until the consummation of a Qualified Public Offering.

     2. Representations and Warranties. Each OSI Stockholder represents and warrants as to itself that (i) such OSI Stockholder is the record owner of the number of OSI Stockholder Shares set forth opposite his, her or its name on the applicable Exhibit attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such OSI Stockholder and constitutes the valid and binding obligation of such OSI Stockholder, enforceable in accordance with its terms, and (iii) such OSI Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of OSI Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. The Company represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms

     3.   Restrictions on Transfer of OSI Stockholder Shares.

     (a) Transfer of OSI Stockholder Shares. No holder of OSI Stockholder Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in his, her or its OSI Stockholder Shares (a "Transfer"), except pursuant to the provisions of this paragraph 3, or, with respect to any OSI Stockholder other than the Principal Investor and its Affiliates, with the prior written approval of the Principal Investor, which approval shall not be unreasonably withheld (but which approval may be conditioned upon the transferee agreeing to be bound by this Agreement); provided, however, that the Principal Investor may withhold such approval in its sole discretion with regard to any proposed Transfer to a Competitor, or an affiliate of a Competitor, of the Company.

     (b)  Drag-Along Rights.

          (i) If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a Sale of the Company (an "Approved Sale"), each OSI Stockholder and each holder of OSI Stockholder Shares shall vote for, consent to and take all actions required in connection with and raise no objections against such Approved Sale. If the Approved Sale is structured as a
(A) merger or consolidation, each holder of OSI Stockholder Shares shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (B) sale of stock, each holder of OSI Stockholder Shares shall agree to sell all of his OSI Stockholder Shares and rights to acquire OSI Stockholder Shares, in each case on the same terms and conditions approved by the Board and applicable to all holders of the Common Stock then outstanding. Each holder of OSI Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

          (ii) The obligations of the holders of OSI Stockholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (A) upon the consummation of the Approved Sale, each OSI Stockholder and each holder of OSI Stockholder Shares (in his or her capacity as such) shall have the right to receive the same terms, conditions and form of consideration with respect to such OSI Stockholder Shares (and in the same proportion of the aggregate consideration with respect to such Approved
Sale that such holder would have received if the OSI Stockholder Shares constituted all of the issued and outstanding capital stock of the Company and if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the applicable rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; provided, however, the holders of Senior Common Stock shall be entitled to a Liquidation Preference (as defined therein) only to the extent permitted in the Company's Certificate of Incorporation); (B) if any holders of a class of OSI Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such class of OSI Stockholder Shares shall be given the same option; and (C) each holder of then currently exercisable rights to acquire shares of a class of OSI Stockholder Shares shall be given an opportunity to either (i) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of OSI Stockholder Shares or (ii) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of OSI Stockholder Shares received by holders of such class of OSI Stockholder Shares in connection with the Approved Sale less the exercise price per share of such class of OSI Stockholder Shares of such rights to acquire such class of OSI Stockholder Shares by (2) the number of shares of such class of OSI Stockholder Shares represented by such rights assuming such rights were exercised as of the date of consummation of the Approved Sale; provided, however, that if the purchaser in any Approved Sale desires to have some or all OSI Stockholders who are members of the Company's management retain or rollover some or all of their OSI Stockholder Shares and/or desires to have the Principal Investor and/or other specified stockholders of the Company retain or rollover some or all of their OSI Stockholder Shares in order to qualify the Approved Sale for recapitalization accounting, the foregoing provisions in (A), (B) and
(C) shall not apply to the extent of any such retention or rollover; provided further, however, that no OSI Stockholder shall be required by this Agreement, without such OSI Stockholder's written consent, to retain or rollover some or all of their OSI Stockholder Shares, except in a merger in which all stockholders are required to be treated equally with respect to such retention or rollover.

          (iii) Each OSI Stockholder will bear, and shall not be required to bear more than, his or its pro rata share (based upon the number of OSI Stockholder Shares to be sold) of the costs of any sale of OSI Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all such holders of OSI Stockholder Shares and are not otherwise paid by the Company or the acquiring party; provided that no such OSI
Stockholder shall be required to make any such payment unless the Principal Investor is required to pay its pro rata share. Costs incurred by the holders of OSI Stockholder Shares on their own behalf will not be considered costs of the Approved Sale. Each OSI Stockholder transferring OSI Stockholder Shares pursuant to an Approved Sale shall be obligated to join on a pro rata basis (based on the number of OSI Stockholder Shares to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular OSI Stockholder, such as indemnification with respect to representations and warranties given by an OSI Stockholder regarding such OSI Stockholder's title to and ownership of OSI Stockholder Shares). Notwithstanding the foregoing, no OSI Stockholder shall be obligated in connection with any Approved Sale to agree to indemnify or hold harmless the transferees in an amount in excess of the net proceeds paid to such OSI Stockholder in connection with the Approved Sale.

     (c)  Co-Sale Rights.

          (i) In the event that the Principal Investor or its Affiliates (as defined in paragraph 3(d) but not including its limited partners) or an Authorized Person or its Affiliates (any of the above the "Transferring Holder") propose to effect a direct or indirect Transfer (other than a Permitted Transfer as defined in paragraph 3(d)) of OSI Stockholder Shares, the Transferring Holder shall promptly give written notice (the "Co-Sale Notice") to the Company and the other OSI Stockholders at least 30 days prior to the closing of such Transfer. The Co-Sale Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the name of, and the number (by class) of OSI Stockholder Shares to be purchased by, the transferee, the purchase price of each OSI Stockholder Share to be sold, the number of shares the Transferring Holder proposes to Transfer, any other terms of the proposed Transfer and the date the proposed Transfer will be consummated, it being understood that if such proposed Transfer by the Transferring Holder is in a public offering under the Securities Act and the provisions of paragraph 6 apply, then this paragraph 3(c)(i) shall not apply.

          (ii) Each other OSI Stockholder may elect to participate in the contemplated Transfer by delivering irrevocable written notice to the Transferring Holder setting forth the number of OSI Stockholder Shares such OSI Stockholder desires to sell in the contemplated Transfer within 20 days after receipt of the Co-Sale Notice. If any OSI Stockholders have elected to participate in such Transfer (each, a "Participant"), each such Participant (subject in the case of Optionholders and Warrantholders to the Option or Warrant being exercisable and to the payment by such holder of the applicable exercise price) shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms as the Transferring Holder, a number of OSI Stockholder Shares equal to the product of (A) the quotient determined by dividing the percentage of OSI Stockholder Shares owned by such Participant by the aggregate percentage of OSI Stockholder Shares owned by the Transferring Holder and all Participants and (B) the number of OSI Stockholder Shares to be sold in the contemplated Transfer.

     For example, if the Co-Sale Notice contemplated a sale of 100 OSI Stockholder Shares by the Transferring Holder, and if the Transferring Holder at such time own 30% of all OSI Stockholder Shares and if the Participants own 20% of all OSI Stockholder Shares, the Transferring Holder would be entitled to sell 60 shares (30%/50% x 100 shares) and the Participants would be entitled to sell 40 shares (20% / 50% x 100 shares).

          (iii)The Transferring Holder shall use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participants in any contemplated Transfer, and the Transferring Holder may not Transfer any of their respective OSI Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Participants in accordance with the foregoing formula.

          (iv) Each Participant will bear its pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of OSI Stockholder Shares pursuant to a sale subject to this paragraph 3(c) to the extent such costs are incurred for the benefit of all selling OSI Stockholders and are not otherwise paid by the Company or the acquiring party; provided, that no such OSI Stockholder shall be required to make any such payment unless the Principal Investor is required to pay its pro rata share. Costs incurred by the OSI Stockholders on their own behalf will not be considered costs of the transaction hereunder.

     (d) Permitted Transfers. The restrictions set forth in this paragraph 3 shall not apply with respect to: (i) any Transfer of OSI Stockholder Shares by any OSI Stockholder to the Company, (ii) any Transfer of OSI Stockholder Shares by any OSI Stockholder who is a natural person, pursuant to applicable laws of descent and distribution or among such OSI Stockholder's Family Group or Affiliates, as applicable, (iii) any Transfer of OSI Stockholder Shares by any OSI Stockholder or Warrantholder that is a corporation, partnership or limited liability company, to its Affiliates, (iv) any Transfer of OSI Stockholder Shares by any Investors, to their respective officers, directors, employees, partners, members or Affiliates or to other Investors, (v) any Transfer of OSI Stockholder Shares by any OSI Stockholder, pursuant to a Public Sale, (vi) any Transfer of OSI Stockholder Shares by any Unit Purchasers and their Affiliates, of Unit Common Shares to any Person in accordance with the Purchase Agreement,
(vii) any Transfer of OSI Stockholder Shares by any Co-Invest Purchasers and their Affiliates, of Co-Invest Common Shares to any Person in accordance with paragraph 8, (viii) any Transfer of OSI Stockholder Shares by the Principal Investor and its Affiliates, to any Person, provided that immediately after such transfer the Principal Investor and its Affiliates own not less than 50.1% of the shares of the Company's Common Stock calculated on a fully-diluted basis and
(ix) any Transfer or Transfers by Gryphon and its Affiliates of an amount not to exceed, individually or in the aggregate, 100,000 OSI Stockholder Shares (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 3 shall continue to be applicable to the OSI Stockholder Shares after any such Transfer (other than a Transfer to the Company or as provided in paragraph 3(e)); provided, further that the transferees of such OSI Stockholder Shares (other than in the case of a Public Sale or in the case where the Company is the transferee) shall have agreed in writing to be bound by the provisions of this Agreement affecting the OSI Stockholder Shares so transferred; provided, further that the provision in subparagraphs 3(d)(ii), (iii) or (viii) shall not apply to Transfers by a Rollover Stockholder which is a partnership or the Principal Investor to a partner of such Rollover Stockholder or Principal Investor until such time as there has been an initial public offering of the Company's securities (in which event such OSI Stockholder Shares will remain subject to the other terms hereof, including paragraph 4); provided, further that the restrictions set forth in this paragraph 3 shall not apply with respect to the execution by an OSI Stockholder of, and any Transfers pursuant to, the Pledge or the Senior Credit Pledge. For purposes of this Agreement, "Family Group" means as to any OSI Stockholder who is a natural person his or her spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such OSI Stockholder or his or her spouse and/or descendants, and "Affiliate" of an OSI Stockholder means any other Person, directly or indirectly controlling, controlled by or under common control with such OSI Stockholder and any partner of an OSI Stockholder which is a partnership and any officer, director or member of any OSI Stockholder which is a corporation or other entity.

     Except for transfers permitted by Section 3(d)(iv), any Affiliate of an OSI Stockholder (other than a natural person) who receives any OSI Stockholder Shares shall Transfer such OSI Stockholder Shares to the OSI Stockholder from whom the OSI Stockholder Shares were originally received or acquired within 5 days after ceasing to be an Affiliate of such OSI Stockholder.

     Notwithstanding anything in this Agreement to the contrary, no Rollover Stockholder which is a party to the Pledge shall Transfer any of his, her or its OSI Stockholder Shares until such time as such OSI Stockholder Shares are no longer subject to the Pledge, at which time such OSI Stockholder Shares may be Transferred pursuant to the terms of this paragraph 3.

     (e) Termination of Restrictions. The restrictions set forth in this paragraph 3 shall continue with respect to each OSI Stockholder Share until the earlier of (i) the date on which such OSI Stockholder Share has been transferred in a Public Sale, (ii) the date on which such OSI Stockholder Share has been transferred pursuant to this paragraph 3 (other than a transfer pursuant to subparagraph 3(d) and other than a transfer approved by the Principal Investor pursuant to paragraph 3(a) on the condition that the transferee agree to be bound by this Agreement), (iii) the tenth anniversary of the date of this Agreement or (iv) the consummation of a Qualified Public Offering.

     4 Holdback Agreement. No holder of OSI Stockholder Shares shall effect any public sale or distribution of any OSI Stockholder Shares or of any other capital stock or equity securities of the Company (other than the Senior Preferred Stock), or any securities convertible into or exchangeable or exercisable for such stock or securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of capital stock (or securities convertible into or exchangeable for capital stock) (other than the Senior Preferred Stock) of the Company unless the underwriters managing the registration otherwise agree. This paragraph 4 shall remain in effect with respect to each OSI Stockholder Share until earlier of (a) the date on which such OSI Stockholder Share has been transferred in a Public Sale, or (b) the ninetieth (90th) day following the closing of a Qualified
Public  Offering;  provided,  however,  that for each holder of OSI  Stockholder
Shares who is an employee of the Company at the time of a Qualified Public Offering or who is not an Independent Third Party immediately after such Qualified Public Offering, the restrictions on the transfer of OSI Stockholder Shares set forth in this paragraph 4 shall terminate only upon (a) above.

     5   Call Upon Termination of Management Stockholder's Employment.

     (a) Notwithstanding any other provision of this Agreement to the contrary, upon the death, disability, retirement or termination of employment (each a "Call Event") of any Management Stockholder employed immediately prior to such Call Event by the Company or any of the Company's Subsidiaries, the Company or its designee shall, on terms and subject to the conditions set forth in this paragraph 5, have the right (the "Management Call") at the option of the Company, to purchase all but not less than all of the Call Shares and Vested Stock Options held by such Management Stockholder, and any Permitted Transferee of Call Shares or Vested Stock Options of such Management Stockholder, by delivering written notice to such Management Stockholder or his or her Permitted Transferees, within 60 days after the occurrence of the Call Event. The offering price for the Call Shares or Vested Stock Options offered pursuant to this paragraph 5 shall be equal to the Fair Market Value of such Call Shares or Vested Stock Options at such time. As used in this Agreement, the "Fair Market Value" of any OSI Stockholder Shares (including Call Shares) or any Vested Stock Options shall be as determined in good faith by the Board of Directors of the Company (without discount for lack of marketability or minority interest).

     (b) If the Company shall elect to exercise the Management Call in accordance with this paragraph 5, the closing of the purchase by the Company shall take place no later than 45 days after the exercise of the Management Call, which time in the case of the death of a Management Stockholder may at the Company's election be extended to provide for probate of such Stockholder's estate. On the date scheduled for such closing, the price for the OSI Stockholder Shares or Vested Stock Options subject to the Management Call shall be paid in full to the Management Stockholder holding such OSI Stockholder Shares (including, if applicable, such OSI Stockholder Shares held by any Permitted Transferee of such Management Stockholder) by the Company or its designee against delivery of a certificate or certificates, as the case may be, representing the purchased shares in proper form for transfer. In connection with such closing, such Management Stockholder and/or Permitted Transferee (as the case may be) shall warrant to the Company or its designee that he, she or it has good and marketable title to the purchased OSI Stockholder Shares or Vested Stock Options, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever except those under this Agreement.

     6    Piggyback Registration Rights.

     (a) Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms) for the account of the Company or any other Person, and the registration form to be used may be used for the registration of OSI Stockholder Shares (a "Piggyback Registration"), the Company will give prompt written notice to all holders of OSI Stockholder Shares of its intention to effect such a registration and, subject to paragraphs 6(c) and 6(d) below, will include in such registration all OSI Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

     (b) Piggyback Expenses. In all Piggyback Registrations, all costs and expenses incident to the Company's performance of or compliance with this paragraph 6, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company, and all independent certified public accountants, underwriters (excluding discounts and commissions), and other persons retained or employed by the Company (all such expenses being herein called "Registration Expenses") will be paid by the Company.

     (c) Priority on Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of OSI Stockholder Shares) that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration (1) with respect to a primary registration: (a) first, the securities that the Company proposes to sell, and
(b) second, the OSI Stockholder Shares requested to be included in such registration pursuant to this Section 6 together with any other holders of securities to whom registration rights may hereafter be granted, pro rata among the holders thereof on the basis of the number of OSI Stockholder Shares or other securities owned by each such holder, and (2) with respect to a secondary registration: (a) first, the shares of capital stock of the Company of any stockholder exercising his, her or its right to include his, her or its shares of Common Stock in a Demand Registration, and (b) second, the OSI Stockholder Shares requested to be included in such registration pursuant to this Section 6 together with any other holders of securities to whom registration rights may hereafter be granted, pro rata among the holders thereof on the basis of the number of OSI Stockholder Shares or other securities owned by each such holder. If, as a result of the proration provisions of this Section 6(c), any OSI Stockholder shall not be entitled to include all OSI Stockholder Shares in a Piggyback Registration that such OSI Stockholder has requested to be included, such OSI Stockholder may elect to withdraw his request to include its OSI Stockholder Shares in such registration (a "Withdrawal Election"); provided that a Withdrawal Election shall be made prior to the effectiveness of the related registration statement and shall be irrevocable and, after making a Withdrawal Election, an OSI Stockholder shall no longer have any right to include its OSI Stockholder Shares in the registration as to which such Withdrawal Election was made.

     (d) Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in paragraph 6(a) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, at its sole discretion, give prompt written notice of such determination to each holder of OSI Stockholder Shares and thereupon shall be relieved of its obligation to register any OSI Stockholder Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

     7    Grant of Preemptive Rights.

     (a) If the Company agrees to issue New Securities to any Person (such Person an "Acquiring Person") at a subscription, offering, exercise or conversion price ("Offer Price") lower than either (x) the Fair Market Value (as defined in paragraph 5(a)) of such New Securities at the time the Company agrees to issue such New Securities or (y) the applicable Original Purchase Price, then the Company hereby grants each Rollover Stockholder and each Investor, and/or its respective Affiliates, as the case may be, so long as such Investor and/or its Affiliates beneficially owns 35% or more of the OSI Stockholder Shares held by such Investor or its Affiliates on the date hereof (collectively with the Rollover Stockholders, the "Right A Holders"), preemptive rights to purchase a pro rata portion of such New Securities at the same price and on the same terms and conditions offered to such Acquiring Person. In the event (and on each occasion) that the Company shall decide to undertake an issuance of New Securities to an Acquiring Person, the Company will give all Right A Holders written notice (a "Preemptive Notice") of the Company's decision, describing the type of New Securities and the terms upon which the Company has decided to issue the New Securities (including, without limitation, the expected timing of such issuance which will in no event exceed 60 days after the date of the Preemptive Notice). For the avoidance of doubt, the OSI Stockholders acknowledge and agree that no OSI Stockholder has any preemptive rights with respect to any OSI Stockholder Shares issued or issuable pursuant to the Subscription Agreement.

     (b) If the Company issues New Securities to the Principal Investor or its Affiliates, which issuance (including any prior issuance with respect to which such Unit Purchaser, Co-Invest Purchaser, GPII or GPII-A had no preemptive rights hereunder) would either otherwise entitle a Unit Purchaser, Co-Invest Purchaser, GPII or GPII-A to purchase at least $1.5 million of New Securities under this paragraph 7(b) or dilute (calculated on a fully diluted basis) the percentage of beneficial ownership of the Company's Common Stock by a Unit Purchaser, Co-Invest Purchaser, GPII or GPII-A as of the issue date of the New Securities by 10% or more, then the Company hereby grants each Unit Purchaser, Co-Invest Purchaser, GPII or GPII-A and its respective Affiliates (the "Right B Holders" and collectively with the Right A Holders, the "Rights Holders"), preemptive rights to purchase a pro rata portion of such New Securities at the same price and on the same terms and conditions offered to the Principal Investor or its Affiliates, as applicable. In the event (and on each occasion) that the Company shall decide to undertake an issuance of New Securities to the Principal Investor or its Affiliates, the Company will give all Right B Holders a Preemptive Notice of the Company's decision, describing the type of New Securities and the terms upon which the Company has decided to issue the New Securities (including, without limitation, the expected timing of such issuance which will in no event exceed 60 days after the date of the Preemptive Notice).

     (c) Each of the Rights Holders, as applicable, shall have 20 business days from the date on which it receives a Preemptive Notice to agree to purchase its pro rata portion of such New Securities for the applicable price and upon the same terms specified in the Preemptive Notice by giving written notice to the Company. Each Rights Holder, as applicable, shall have the option to purchase less than all of its pro rata portion. If, in connection with such a proposed issuance of New Securities, any Rights Holders shall for any reason fail or refuse to give such written notice to the Company within such 20-day period, such OSI Stockholder shall, for all purposes of this paragraph 7, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this paragraph 7 to purchase any of such New Securities. Upon expiration of the offering periods described in this paragraph 7, the Company shall be entitled to sell such New Securities and other securities which the Rights Holders, as applicable, have elected not to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the applicable Rights Holders. Any New Securities offered or sold by the Company after such 120-day period must be reoffered to the applicable Rights Holders, as the case may be, provided that the applicable Rights Holders continue to meet the requirements set forth in this paragraph 7. The rights granted by this paragraph 7 shall terminate upon the consummation of a Qualified Public Offering. Notwithstanding anything herein to the contrary, no Rights Holder has any preemptive rights with respect to any New Securities issued in connection with (i) debt or preferred stock financing (so long as such preferred stock does not constitute New Securities), (ii) the exercise of options, warrants or other rights or the conversion or exchange of securities of the Company, (iii) the receipt of paid-in-kind dividends, (iv) a stock split, stock dividend, stock distribution or recapitalization in which all similarly situated OSI Stockholders are treated in a similar manner, (v) issuances to the directors, officers or employees of the Company or any Subsidiary of the Company pursuant to a benefit plan or similar arrangement or as an inducement to hire a director, officer or employee of the Company or any Subsidiary of the Company, provided that such issuances are approved by the Board of Directors or (vi) issuances to customers or suppliers of the Company, provided that such issuances are approved by the Board of Directors. As used in this paragraph 7, the term "pro rata portion" with respect to a Rights Holder shall mean the aggregate number of New Securities to be issued multiplied by a fraction, the numerator of which is the number of OSI Stockholder Shares held at such time by such Rights Holder and the denominator of which is the aggregate number of OSI Stockholder Shares on a fully diluted basis; provided that in the case of preemptive rights triggered pursuant to Section 7(a)(y) above, the pro rata portion shall be based on the number of OSI Stockholder Shares purchased by the applicable Rights Holder at an applicable Original Purchase Price which is higher than the Offer Price relative to the total number of OSI Stockholder Shares then outstanding.

     8 First Offer Right. Prior to making any Transfer (other than a Permitted Transfer) of any Co-Invest Common Shares by a Co-Invest Purchaser or its assignee, such Person (the "Transferring Stockholder") shall deliver a written notice (an "Offer Notice") to the Company and the Principal Investor. The Offer Notice shall disclose in reasonable detail the proposed number of Co-Invest Common Shares to be transferred, the proposed terms and conditions of the Transfer and the identity, if known, of the prospective transferee(s). First, the Company may elect to purchase all (but not less than all) of the Co-Invest Common Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Principal Investor as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Co-Invest Common Shares specified in the Offer Notice within such ten-day period, the Principal Investor may elect to purchase all (but not less than all) of the Co-Invest Common Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 5 days after expiration of the Company's election. If the Company or the Principal Investor has elected to purchase Co-Invest Common Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 10 days after the expiration of the applicable election period. To the extent that the Company and the Principal Investor have not elected to purchase all of the Co-Invest Common Shares being offered, the Transferring Stockholder may, within 90 days after the expiration of the election period of the Principal Investor, transfer such Co-Invest Common Shares to one or more third parties at a price no less than 95% of the price per share specified in the Offer Notice and on other terms not materially more favorable to the transferees thereof than offered to the Company and the Principal Investor in the Offer Notice. Any Co-Invest Common Shares not transferred within such 90-day period shall be reoffered to the Company and the Principal Investor under this Section 8 prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction, or as otherwise agreed to with the applicable Co-Invest Purchaser. Notwithstanding anything to the contrary in this Agreement, (a) this Section 8 shall terminate and be of no further force and effect immediately upon the consummation of a Qualified Public Offering or at any time the Principal Investor ceases to beneficially own, in the aggregate with its Affiliates, less than 40% of the outstanding shares of the Company's Common Stock (on a fully diluted basis) and (b) the rights of the Principal Investor pursuant to this Section 8 may not be assigned or otherwise transferred to any Person other than its Affiliates.

     9    Power of Attorney.

     (a) In order to secure each Stockholder's, Optionholder's and Warrantholder's obligation to (1) vote his, her or its OSI Stockholder Shares and other voting securities of the Company in accordance with the provisions of paragraph 1 (except for Rollover Stockholders) and (2) comply with the requirements of paragraphs 3(b) and, as applicable, paragraph 5, each Stockholder, each Optionholder and each Warrantholder hereby irrevocably appoints the Principal Investor as his, her or its true and lawful attorney-in-fact, with full power of substitution, to (a) vote all of his, her or its OSI Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in paragraph 1 (except for Rollover Stockholders) and paragraph 3(b) and (b) take all actions, and execute and deliver all agreements, certificates or other documents, in each case necessary to implement and give effect to the agreements set forth in paragraph 3(b) and paragraph 5 hereof in the name and for the benefit and obligation of such Stockholder, Optionholder or Warrantholder. The Principal Investor may exercise the irrevocable power of attorney granted to it hereunder at any time any Stockholder, Optionholder or Warrantholder fails to comply with the provisions of this Agreement. The power of attorney granted by each Stockholder, Optionholder and Warrantholder pursuant to this paragraph 9 is coupled with an interest and is given to secure the performance of each Stockholder's, Optionholder's and Warrantholder's obligations to the Principal Investor under this Agreement. Such power of attorney is irrevocable (subject to paragraph 9(b) below), and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Stockholder, Optionholder or Warrantholder and the subsequent holders of his, her or its OSI Stockholder Shares.

     (b) The provisions set forth in paragraph 9(a) above shall terminate upon the consummation of a Qualified Public Offering.

     10 Legend. Each certificate evidencing OSI Stockholder Shares and each certificate issued in exchange for or upon the transfer of any OSI Stockholder Shares (if such shares remain OSI Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The securities represented by this certificate are subject to an Amended and Restated Stockholders Agreement dated as of April 16, 2001 among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request.

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration under the Securities Act or pursuant to an opinion of counsel, satisfactory to the Company, to the effect that an exemption from such registration is available.

The Company shall imprint such legend on certificates evidencing OSI Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be OSI Stockholder Shares. The parties hereto acknowledge and agree that the legend required to be placed on certificates representing OSI Stockholder Shares pursuant to the Original Agreement still applies.

     11 Transfer. Prior to transferring any OSI Stockholder Shares (other than pursuant to a Public Sale or a Sale of the Company) to any Person, the transferring holders of OSI Stockholder Shares shall cause the prospective transferee to be bound by this Agreement, in the same capacity as the transferor, and to execute and deliver to the Company and the other holders of OSI Stockholder Shares a counterpart of this Agreement. The requirements of this paragraph 11 shall terminate upon the consummation of a Qualified Public Offering.

     12   Definitions.

     "Call Shares" shall mean collectively (i) restricted shares of Common Stock granted, or (ii) shares of Common Stock received upon the exercise of options granted, to certain key employees of the Company (or the Company's Subsidiaries) pursuant to any Company stock option or stock award plan.

     "Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Class A 14% Senior Mandatorily Redeemable Preferred Stock, Series A, and Class B 14 % Senior Mandatorily Redeemable Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof.

     "Common Stock" means collectively the Company's Senior Common Stock, par value $0.01 per share, Voting Common Stock, par value $0.01 per share and Nonvoting Common Stock, par value $0.01.

     "Competitor" means any Person who is engaged in the (i) accounts receivable management services and outsourcing business, (ii) consumer debt purchasing business (other than related to asset backed securities or similar investments) or (iii) credit card business, and shall include, without limitation, Capital One, Providian, Metris and NCO Group; provided, that no Person or any Affiliate thereof shall be a Competitor for purposes of this Agreement solely by reason of
(a) the beneficial ownership for investment purposes of (x) less than 15% of the voting equity securities of any Person engaged, directly or through its Affiliates, in the business described in clauses (i) or (ii), or (y) less than 50% of the voting equity securities of any Person engaged, directly or through its Affiliates, in the business described in clause (iii), and (b) being a lender to any Person, whether or not it is a Competitor.

     "Credit Agreement" means the Credit Agreement, dated as of November 30, 1999, among the Company, the various financial institutions and other Persons as are or may become parties thereto, DLJ Capital Funding, Inc., as the syndication agent, lead arranger and sole book running manager, Harris Trust and Savings Bank, as documentation Agent, and Fleet National Bank, N.A., as administrative agent, as amended, supplemented, replaced, refinanced, amended and restated or otherwise modified from time to time.

     "Demand Registration" with respect to the OSI Stockholders has the meaning ascribed to it in that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, among the Company and the Persons named therein, relating to the Company's Common Stock.

     "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own together with its affiliates in excess of 10% of the Company's Common Stock on a fully-diluted basis voting capital stock (a "10% Owner)", who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse or descendent (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.

     "Management Stockholder" shall mean the individuals listed on Exhibit B, it being understood that any other member of the management of the Company who becomes a stockholder or optionholder of the Company (including through the receipt of Call Shares) shall be a Management Stockholder.

     "New Securities" means (i) any Common Stock or (ii) any securities of the Company which are convertible into, or any options, warrants or other rights which are exercisable or exchangeable for, Common Stock.

     "Options" means any options to purchase Common Stock issued by the Company to Optionholders.

     "Original Purchase Price" means, with respect to Gryphon, the purchase price per share of Senior Common Stock paid by Gryphon pursuant to the Subscription Agreement, and, with respect to the other OSI Stockholders (excluding Gryphon), the price per Unit Common Share as set forth in Section
2.04 of the Purchase Agreement. Each such Original Purchase Price shall be equitably adjusted for stock splits, stock dividends, stock combinations and similar events.

     "OSI Stockholder Shares" means (i) any Common Stock purchased or otherwise acquired by any OSI Stockholder, (ii) any Common Stock issued or issuable directly or indirectly to an OSI Stockholder upon exercise of Warrants or Options or conversion of Senior Common Stock and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Warrants, Options or Senior Common Stock shall be deemed to be the holder of the OSI Stockholder Shares issuable directly or indirectly upon exercise of the Warrants or Options or conversion of Senior Common Stock in connection with the transfer thereof or otherwise and regardless of any restriction or limitation on the exercise or conversion thereof. As to any particular OSI Stockholder Shares, such shares shall cease to be OSI Stockholder Shares when they have been disposed of in a Public Sale.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Pledge" means, with respect to a Rollover Stockholder, the pledge of such Rollover Stockholder's OSI Stockholder Shares pursuant to the Pledge Agreement by and among the Company and the Rollover Stockholder dated as of the date hereof.

     "Public Sale" means any sale of OSI Stockholder Shares to the public pursuant to an offering registered under the Securities Act or, following a public offering of any class of Common Stock of the Company registered under the Securities Act, to the public pursuant to the provisions of Rule 144, or any successor provision thereto, adopted under the Securities Act.

     "Qualified Public Offering" means the issuance and sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering value of at least $50 million.

     "Rollover   Stockholders"   has  the   meaning   ascribed   to  it  in  the
Recapitalization Agreement.

     "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Common Stock" has the meaning set forth in the recitals hereto.

     "Senior Credit Pledge" means the pledge by each applicable OSI Stockholder of its OSI Stockholder Shares pursuant to the Shareholders' Pledge Agreement (which is Exhibit G-1 of the Credit Agreement), by and among Fleet National Bank, N.A., in its capacity as administrative agent under the Credit Agreement and each OSI Stockholder a signatory thereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Senior Preferred Stock" means collectively the Company's Class A 14% Senior Mandatorily Redeemable Preferred Stock, par value $0.01 per share (or any series thereof) and the Class B 14% Senior Mandatorily Redeemable Preferred Stock, par value $0.01 per share (or any series thereof).

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Vested Stock Options" shall mean vested and exercisable stock options for the Common Stock granted to certain key employees of the Company pursuant to any Company stock option plan.

     "Warrants" means any warrants to acquire Common Stock issued by the Company to Warrantholders.

     13 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any OSI Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such OSI Stockholder Shares as the owner of such shares for any purpose.

     14   Amendment and Waiver.

     (a) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the OSI Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least 50% of the OSI Stockholder Shares and, with respect to any provision that would, directly or indirectly, reduce the rights or increase the obligations of any Investors
hereunder,   by  the  Investors  (other  than  the  Principal  Investor  or  its
Affiliates) holding a majority of all OSI Stockholder Shares held by the Investors (other than the Principal Investor or its Affiliates); provided, however, that no modification, amendment or waiver that affects an OSI Stockholder in a manner different from any other OSI Stockholder shall be effective without such OSI Stockholder's consent. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (b) The OSI Stockholders acknowledge and agree that upon the execution and delivery of this Agreement by the requisite holders of OSI Stockholder Shares as provided in Section 14 of the Original Agreement, the Original Agreement is terminated and superseded by this Agreement.

     15 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     16 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the agreements referred to herein and the other agreements executed contemporaneously with this Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding anything to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of Heller in its capacity as (i) agent and a lender to the Company or any Subsidiary pursuant to any agreement under which the Company or any Subsidiary has borrowed money, including without limitation the Credit Agreement, and (ii) the beneficiary of any and all agreements entered into by the Company or any Subsidiary for the benefit of Heller, as agent and lender, to induce Heller to enter into the Credit Agreement.

     17 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the OSI Stockholders and any subsequent holders of OSI Stockholder Shares and the respective successors and assigns of each of them, so long as they hold OSI Stockholder Shares; provided that the rights of the Stockholders and Optionholders under paragraph 1 hereof may not be assigned without the prior written approval of the Principal Investor. Notwithstanding anything herein to the contrary, upon the exercise of its rights under the Senior Credit Pledge with respect to any OSI Stockholder Shares subject to the Senior Credit Pledge, the Administrative Agent (as defined in the Senior Credit Pledge) shall succeed to the rights of each applicable OSI Stockholder and automatically become subject to the obligations of each such OSI Stockholder pursuant to this Agreement.

     18   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     19 Remedies. The Company, the Investors, and the other OSI Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, any Investor, and any other OSI Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     20 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of OSI Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service. The Company's address is:

               Outsourcing Solutions Inc.
               c/o Madison Dearborn Capital Partners, III, L.P.
               Suite 3800
               Three First National Plaza Chicago, IL 60602
               Attention:  Timothy M. Hurd
                           Director

               with a copy to:

               Kirkland & Ellis
               200 E. Randolph
               Chicago, IL 60601
               Attention:  Michael H. Kerr, P.C.
                           Richard W. Porter


     21 Governing Law. All issues and questions concerning the relative rights of the Company and its stockholders and all other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     22 Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

     23   Descriptive  Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     24 Bank Holding Company. Notwithstanding anything to the contrary in this Agreement, DB, First Union Investors, Inc., and Heller or any of their respective direct or indirect transferees of Unit Common Shares, or any other OSI Stockholder that is a bank holding company or any affiliate thereof (each, a "Regulated Holder"), shall not be entitled to vote with the other holders of Voting Common Stock unless, until and to the extent (x) permitted by the Bank Holding Company Act of 1956, as amended, and Section 225.2(q)(2)(i) of Regulation Y promulgated thereunder, and (y) such Regulated Holder provides written notice thereof to the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

                           OUTSOURCING SOLUTIONS INC.

                                  By:    /s/ Timothy G. Beffa
                                         -------------------------------------
                                  Its:   President and Chief Executive Officer
                                         -------------------------------------



                           MADISON DEARBORN CAPITAL PARTNERS III, L.P.

                           By:    Madison Dearborn Partners III, L.P.
                           Its:   General Partners

                                  By:    /s/ Paul R. Wood
                                         -------------------------------------
                                  Its:   Managing Director
                                         -------------------------------------



                           MADISON DEARBORN SPECIAL EQUITY III, L.P.

                           By:    Madison Dearborn Partners III, L.P.
                           Its:   General Partners

                                  By:    /s/ Paul R. Wood
                                         -------------------------------------
                                  Its:   Managing Director
                                         -------------------------------------



                           SPECIAL ADVISORS FUND I, LLC

                                  By:    /s/ Paul R. Wood
                                         -------------------------------------
                                  Its:   Managing Director
                                         -------------------------------------

                           ARES LEVERAGED INVESTMENT FUND, L.P.

                           By:    Ares Management, L.P.
                           Its:   General Partner

                                  By:
                                         -------------------------------------
                                  Its:
                                         -------------------------------------


                           ARES LEVERAGED INVESTMENT FUND II, L.P.

                           By:    Ares Management II, L.P.
                           Its:   General Partner

                                  By:
                                         -------------------------------------
                                  Its:
                                         -------------------------------------


                           MAGNETITE ASSET INVESTORS L.L.C.

                           By:    BLACKROCK FINANCIAL MANAGEMENT, INC.
                                  As Managing Member

                                  By:
                                         -------------------------------------
                                  Name:
                                  Title:



                           DB CAPITAL INVESTORS, L.P.

                           By:    DB Capital Partners, L.P.
                           Its:   General Partner

                           DB Capital Partners, Inc.

                                  By:    /s/ Jon E. Mattson
                                         -------------------------------------
                                  Name:  Jon E. Mattson
                                  Title: Vice President

                           ABBOTT CAPITAL 1330 INVESTORS II, L.P.

                           By:    Abbott Capital 1330 GenPar II, L.L.C.,
                           Its:   General Partner

                                  By:    /s/ Kathryn J. Stokel
                                         -------------------------------------
                                  Name:  Kathryn J. Stokel
                                  Title: Managing Director



                           ABBOTT CAPITAL PRIVATE EQUITY FUND III, L.P.

                           By:    Abbott Capital Management, L.L.C.,
                           Its:   Investment Manager

                                  By:    /s/ Kathryn J. Stokel
                                         -------------------------------------
                                  Name:  Kathryn J. Stokel
                                  Title: Managing Director



                           BNY PARTNERS FUND, L.L.C.

                           By:    BNY Private Investment Management, Inc.,
                           Its:   Member Manager

                                  By:    /s/ Burton M. Siegel
                                         -------------------------------------
                                  Name:  Burton M. Siegel
                                  Title: Senior Vice President



                           HELLER FINANCIAL, INC.

                                  By:
                                         -------------------------------------
                                  Name:
                                  Title:

                           FBR FINANCIAL FUND II, L.P.

                                  By:
                                         -------------------------------------
                                  Its:
                                         -------------------------------------



                           HARVEST OPPORTUNITY PARTNERS, L.P.

                                  By:
                                         -------------------------------------
                                  Its:
                                         -------------------------------------



                           FIRST UNION INVESTORS, INC.

                                  By:
                                         -------------------------------------
                                  Its:
                                         -------------------------------------



                           GRYPHON PARTNERS II, L.P.,
                           a Delaware limited partnership

                           By:    Gryphon GenPar II, LLC
                           Its:   General Partner

                                  By:    /s/ R. David Andrews
                                         -------------------------------------
                                  Name:  R. David Andrews
                                  Title: President



                           GRYPHON PARTNERS II-A, L.P.,
                           a Delaware limited partnership

                           By:    Gryphon GenPar II, LLC
                           Its:   General Partner

                                  By:    /s/ R. David Andrews
                                         -------------------------------------
                                  Name:  R. David Andrews
                                  Title: President

                           FIRST UNION MERCHANT BANKING 1999, L.L.C.

                                  By:    /s/ Frederick W. Eubank II
                                         -------------------------------------
                                  Its:   Partner
                                         -------------------------------------



                           FIRST UNION CAPITAL PARTNERS 2001, L.L.C.

                                  By:    /s/ Frederick W. Eubank II
                                         -------------------------------------
                                  Its:   Partner
                                         -------------------------------------

                             EXHIBIT A: STOCKHOLDERS
                             -----------------------


Name                                            Number of OSI Stockholder Shares
----                                            --------------------------------

McCown De Leeuw & Company, III, L.P.                        219,940.82
McCown De Leeuw & Company III Offshore (Europe), L.P.        18,568.55
McCown De Leeuw & Company III Offshore (Asia), L.P.           4,336.86
Gamma Fund, L.L.C.                                            4,956.41
Peter C. Rosvall                                            144,518.39
Heller Financial, Inc.                                        6,537.91
Chase Equity Associates, L.P.                                32,689.57
Clipper Capital Associates, L.P.                                757.46
Clipper/Merchant Partners, L.P.                               8,388.32
Clipper/Merban, L.P.                                          9,825.26
Clipper Equity Partners I, L.P.                               7,368.95
Clipper/European RE, L.P.                                     4,912.63
CS First Boston Merchant Investments 1995/1996, L.P.          1,436.95
MLQ Investors                                                52,303.31

                            EXHIBIT B: OPTIONHOLDERS
                            ------------------------


Name                                                       Number of Options
----                                                       -----------------

William Hewitt                                                  10,000
Timothy Beffa                                                   70,175
Patrick Carroll                                                 12,500
Michael DiMarco                                                 50,000
Bryan Faliero                                                   18,750
Eric Fencl                                                      12,000
Dennis Grady                                                    15,000
Jon Mazzoli                                                     10,000
C. Bradford McLeod                                              15,000
Michael Meyer                                                   25,000
Michael Staed                                                   25,000
Gary Weller                                                     50,000
Michael Aleshire                                                 4,000
David Burton                                                     3,500
Richard Hoffman                                                  2,000
Daniel Picciano                                                 15,000
Daniel Pijut                                                     6,000
John Stetzenbach                                                 5,000
David St. John                                                   5,000
Steven Wendling                                                 10,000
William Cruz                                                     5,000
Robert Freidman                                                  4,000
George Macauley                                                  7,500
Stuart Pim                                                       4,000
Marilyn Popovich                                                 5,000
Gary Praznik                                                     3,000
Peter Pugal                                                      5,000
Geoff Rigabar                                                    9,000
Christopher Shuler                                               5,000
Karen Stein-Townsend                                             5,000
Michael Swanson                                                  3,000
Kerry Walbridge                                                  9,000
Stanislaw Wolk                                                  10,000
Geoge Wright                                                     3,000
Scott Yates                                                      9,000

                            EXHIBIT C: WARRANTHOLDERS
                            -------------------------


Name                                                       Number of Warrants
----                                                       ------------------

None